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                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549

                                    -----------

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                 Digital River, Inc.
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               (Exact Name of Registrant as Specified in its Charter)


Delaware                                                         41-1901640
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


5198 West 76th Street, Edina, MN                                   55439
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(Address of principal executive office)                          (Zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: /x/


Securities Act registration statement number to which this form
relates:         333-56787
        --------------------------------
               (if applicable)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 52 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended (No. 333-56787), initially filed with the Securities and Exchange Commission on June 12, 1998 and is incorporated herein by reference.

ITEM 2.   EXHIBITS.


     EXHIBIT
     NUMBER    DESCRIPTION
     3.1       Certificate of Incorporation of the Registrant as currently in effect.(1)

     3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant, as currently in effect.(1)

     3.3       Bylaws of the Registrant, as currently in effect.(1)

     3.4       Form of Amended and Restated Certificate of Incorporation of the
               Registrant to be filed upon completion of this offering.(1)

     3.5 Form of Amended and Restated Bylaws of the Registrant to be filed upon completion of this offering.(1)

     3.6 Certificate of Amendment of Certificate of Incorporation of the Registrant, as currently in effect.(1)

     4.1       Specimen Stock Certificate.(1)

     10.7      Stock Subscription Warrant for Shares of Common Stock dated
               February 26, 1998 by and between Christopher Sharples and
               Registrant.(1)

     10.11     Form of Registration Rights Agreement by and between Wasserstein,
               Adelson Ventures, L.P., certain other investors and Registrant.(1)

     10.12     Form of Conditional Warrant to Purchase Common Stock dated April
               22, 1998 by and between Wasserstein, Adelson Ventures, L.P. and
               Registrant.(1)

     10.13 Form of Warrant to Purchase Common Stock by and between certain investors and Registrant.(1)

     10.14 Form of Registration Rights Agreement by and between certain investors and Registrant.(1)

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(1)  Filed as an exhibit to the Registration Statement and incorporated herein by reference.

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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   DIGITAL RIVER, INC.



Date:  July 20, 1998               /s/ Robert E. Strawman
                                   -----------------------------------
                                   Robert E. Strawman
                                   Chief Financial Officer and Treasurer
                                   (Principal Financial and Accounting Officer)